EXHIBIT 99.1

Hugo Cancio: Cuba's American business connection?
By David Adams
HAVANA  Fri Feb 20, 2015 11:48am EST

(Reuters) - Hugo Cancio believes he's the new face of American-style entrepreneurship in Cuba.

The Cuban-born Miami resident made his mark in music, promoting Cuban and other Latino acts. His company's stock is public and a handful of investors say they're betting on him.

Cancio, 50, also publishes magazines in Havana. Telecom companies are partnering with him. U.S. cable networks, private equity funds and law firms ask for Cancio's take on the thaw in relations between the United States and Cuba announced by President Barack Obama in December.

He even got to hang out recently with American TV comedian and talk show host Conan O'Brien, who was in Havana taping an upcoming show.

Antonio Zamora, a Miami lawyer aiming to do business in Cuba, said Cancio "is way ahead of the game" in terms of Havana connections.

But there are risks. His company, Fuego Enterprises Inc FUGI.PK may trade through over-the-counter pink sheets, but it hasn't reported results for six years. The last time: in early 2009 it reported a loss and sharply declining revenues.

He's also been in and out with the Cuban authorities and had a legal scrum with the music company founded by the Beatles.

"Hugo is the best Cuba play we have and also the most speculative," said Cancio's largest investor, Thomas Herzfeld, the Miami Beach founder of the Herzfeld Caribbean Basin Fund, a Cuba-focused mutual fund. "It's not one I could recommend. The financials aren't there. But it is one I want to own."

That some investors are willing to bet on Cancio, despite past problems reflects how few American businessmen have lines into Cuba government entities. Cancio's credibility with the Cubans, associates said, stems in part from his outspoken opposition to the U.S. embargo imposed since 1962, as well as his deep Cuban roots.

Cancio's level of access in Havana and Cuba's diplomatic missions in Washington and New York is impressive for an American, his advocates said.

"He stuck his head neck out in Miami and that's why Cubans respect him," said Ralph Patino, 57, a Cuban-American lawyer and Obama fund-raiser.

Cuba does not typically comment on business ventures in its country, but officials privately acknowledged that Cancio enjoys a high level of trust.

MUSIC MAN

Cancio was born into the music business.

His father, Miguel, was founder of Los Zafiros, a popular 1960s group in Cuba, though its American-influenced Doo-wop sound was censored.

Cancio was expelled from school for telling a joke about Fidel Castro. His single mother, fearing that young Hugo's future wasn't rosy as a result, fled to Miami with the family in the 1980 Mariel boatlift, an exodus of 120,000 people.

In Miami he worked in a car dealership as a high school student to help the family. In the early 1990s he heard Cuba was opening up to exile family visits and launched a travel business.

He finally made his first trip back to Havana in 1994. There, he met Fidel Castro at a function for exiles. Cancio used the opportunity to, among other things, get in the music business, producing a movie about his father's band.

LOVE AND HATE

Passionate about his homeland, Cancio has had a rocky relationship with the Cuban government and other exiles in Miami. In the 90s, as he emerged as an important figure in the Cuban-American community, Cancio was an advocate for ending the U.S. embargo against Cuba and was accused of being a communist as a result.

But Cancio was hard to pigeon-hole. In 2003, he was banned from Cuba for a year after denouncing a crackdown on political dissidents.

Cancio stayed away for five years. During that time, he formed Fuego in an attempt to cash in on a U.S. boom in Hispanic music.

FINANCIAL STRUGGLES

His business struggled. The last time Fuego officially reported financial results it disclosed that in the nine months ended February 2009, its revenues were just $17,477, down 93 percent from the year-earlier period. It lost $113,917.

In the previous year ended May 2008, the company's auditor, Moore & Associates, said there was “substantial doubt” about Fuego’s ability to survive. The year before there had been a similar comment from auditor Braverman International.

Fuego said in the 2008 annual filing that it had a deficit in working capital, it was delinquent filing tax returns and was past due on the majority of its accounts payable.

Cancio said Fuego was a young company hit hard by the recession. “We switched gears and decided to move away from the music business and focus instead on quietly positioning ourselves in Cuba,” he said.

Cancio, who is identified as the company’s president, treasurer, secretary and director, was also sued by Apple Corps Ltd in 2008 after he acquired recordings of the Beatles. Apple's lawyers charged that the 1962 live tracks were recorded without the band's permission; the case was settled out of court.

THE THAW

After Obama was elected in 2008, and launched a new opening with Cuba, Cancio gave his homeland another try.

He was welcomed back, in large part due to his opposition to the embargo and his efforts at reconciliation between Havana and Miami. He promoted a U.S. tour for Cuban singer Silvio Rodriguez, including a sold-out show at Carnegie Hall in 2010. A concert with another Cuban star, Pablo Milanes, went off without a hitch in Miami despite protests.

"I realized at the time," said Cancio, "the time was right for both sides."

In 2012, sensing a shift in policy, he launched two glossy lifestyle publications in Havana called OnCuba and ArtCuba and a website. A third publication, focusing on the emerging real estate market, is due out in April.

His business Fuego has evolved in other ways. It owns MAScell, a Miami prepaid phone card firm that operates in Cuba and has exclusivity deals with two other telecoms looking to do business in Cuba. Blackstone, another Miami prepaid phone card firm with around $500 million in annual revenues, is one of those seeking Cancio's help.

"It's hard to know what opportunities are available or what Cuba wants," said Blackstone CEO, Luis Arias. "But Hugo is on the ground and he knows who's who."

THE FUTURE

In 2011, Fuego reported in a press release unaudited revenues of $2 million largely due to the concert successes. It did not say if it was profitable. There have been no updates since, though Cancio said he expects the company to return to profitability this year.

Fuego's shares are very thinly traded but they did sharply rise on the news of the U.S.-Havana deal, climbing to a high of $1.13 from just 10 cents within a couple of days. They have since dropped back to 93 cents at the close on Feb. 18.

Fuego said last December it planned to become, in the next several weeks, fully compliant with SEC reporting requirements. It has yet to do so.

Meanwhile, Cancio is taking the long view about the U.S.-Cuba relationship. He believes it will take years before Cuban officials and the United States work out the kinks to make investing safe for business.

"It's going to be gradual, he said, "and Cuba will probably pick and choose who they do business with."

(This story was refiled to insert dropped word in third paragraph, to edit tenth paragraph, fixe spelling errors and punctuation throughout)

Hugo M. Cancio
President & CEO
Fuego Enterprises, Inc (FUGI)
OnCubamagazine.com
ArtOnCuba.com

Miami Lakes, Florida
(786) 546-8304

Havana, Cuba
Tel.: (537) 8370393
Calle 1ra y B, piso 9,
El Vedado

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